                                                                      Exhibit 24

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of each of RJR NABISCO HOLDINGS CORP. and RJR NABISCO, INC., each a Delaware corporation (the "Companies"), do hereby make, constitute and appoint William L. Rosoff, H. Colin McBride, Sara L. Silbiger and David F. Sternlieb, and each of them, attorneys-in-fact and agents of the undersigned with full power and authority of substitution and resubstitution, in any and all capacities, to execute for and on behalf of the undersigned the ANNUAL REPORT ON FORM 10-K of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc., for the fiscal year ended December 31, 1998, and any and all amendments or supplements to the foregoing Annual Report and any other documents and instruments incidental thereto, and to deliver and file the same, with all exhibits thereto, and all documents and instruments in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Companies is registered, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that said attorneys-in-fact and agents, and each of them, deem advisable or necessary to enable the Companies to effectuate the intents and purposes hereof, and the undersigned hereby fully ratify and confirm all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this __ day of ____________, 19__.


/s/ STEVEN F. GOLDSTONE                     Chairman of the Board, President,
--------------------------------            Chief Executive Officer and Director
Steven F. Goldstone


/s/ DAVID B. RICKARD                        Senior Vice President and Chief
--------------------------------            Financial Officer
David B. Rickard


/s/ RICHARD G. RUSSELL                      Senior Vice President and Controller
--------------------------------
Richard G. Russell
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                                     Page 2


/s/ JOHN T. CHAIN, JR.                      Director
--------------------------------
John T. Chain, Jr.


/s/ JULIUS L. CHAMBERS                      Director
--------------------------------
Julius L. Chambers


/s/ JOHN L. CLENDENIN                       Director
--------------------------------
John L. Clendenin


/s/ RAY J. GROVES                           Director
--------------------------------
Ray J. Groves


/s/ FRED H. LANGHAMMER                      Director
--------------------------------
Fred H. Langhammer


/s/ H. EUGENE LOCKHART                      Director
--------------------------------
H. Eugene Lockhart


/s/ THEODORE E. MARTIN                      Director
--------------------------------
Theodore E. Martin


/s/ ROZANNE L. RIDGWAY                      Director
--------------------------------
Rozanne L. Ridgway